Exhibit 99.1

DPW Announces Receipt of Letter from NYSE Regulation Regarding Lack of Timely Notice of Material Events

FREMONT, Calif., November 21, 2017 - (GLOBE NEWSWIRE) - Digital Power Corporation (NYSE AMERICAN: DPW) (“Digital Power” or the “Company”), a company seeking to increase revenues through acquisitions and organic growth, announced today that on November 20, 2017 it had received a warning letter from NYSE Regulation indicating that the NYSE American had concluded that the Company failed to provide timely notification to the public of certain material changes to its affairs as required by Section 401(a) of the Company Guide of the NYSE American. The Company notes that this is the first time the Company has failed to satisfy the notice requirement of Section 401(a) of the Company Guide. The Company views this failure to immediately disclose material information concerning its affairs as unintentional. Notwithstanding the foregoing, the Company will be reviewing with its outside counsel and audit committee its internal procedures and examine how they can be improved upon so that the Company will in the future be more timely and correct in its disclosure.

Concurrently with the issuance of this press release, the Company is filing a Current Report on Form 8-K with the Securities and Exchange Commission related to this matter.

About Digital Power Corporation

Headquartered in Fremont, CA, Digital Power Corporation, through its subsidiaries, designs, manufactures and sells high-grade customized and off-the-shelf power system solutions. Our products are used in the most demanding communications, industrial, medical and military applications where customers demand high density, high efficiency and rugged power solutions. The Company’s wholly owned subsidiary, Coolisys Technologies, Inc. headquartered in Fremont CA, provides premier technology-based solutions where innovation is the main driver for mission-critical applications and lifesaving services. Coolisys’ growth strategy targets core markets that are characterized by “high barriers to entry” and include specialized products and services not likely to be commoditized. Coolisys Technologies, Inc., www.Coolisys.com, a developer and manufacturer that services the defense, aerospace, medical and industrial sectors, has three subsidiaries including Digital Power Limited dba Gresham Power Electronics based in Salisbury, UK, www.GreshamPower.com; Microphase Corporation based in Shelton, CT, 1-203-866-8000, www.MicroPhase.com; and Power-Plus Technical Distributors based in Sonora, CA, 1-800-963-0066, www.Power-Plus.com. Digital Power Lending, LLC, a wholly-owned subsidiary of the Company based in Fremont, CA, and is a California private lending company dedicated to strategically providing capital to small and middle size businesses for an equity interest in addition to loan fees and interest, www.DigitalPowerLending.com. Excelo, LLC, a wholly-owned subsidiary of the Company, is a national search firm specializing in fulfilling strategic executive, professional and hi-tech placements for businesses delivering world-class services; www.Excelo.com.

As previously reported, subject to shareholder approval, the Company will be undergoing a corporate reorganization, including the reincorporation from the State of California to the State of Delaware and changing its name to DPW Holdings, Inc. to better reflect its new business model as a holding company. In connection with the reorganization, the Company will retain its stock symbol. The Company shareholders will be receiving a proxy statement which will discuss in detail these and other important issues to be voted upon at its annual shareholders meeting.

Digital Power's headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; 1-877-634-0982, www.DigiPwr.com. For Investor Relations inquiries: IR@DigiPwr.com or 1-888-753-2235; www.DigitalPowerCorp.com

Forward-Looking Statements

The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions readers that such “forward looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward- looking statements. The Company disclaims any current intention to update its “forward looking statements,” and the estimates and assumptions within them, at any time or for any reason. More information about potential risk factors that could affect the Company’s business and financial results are included in the Company’s most recent filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available on the Company’s website at www.DigitalPowerCorp.com.